Exhibit 99.1

Harris Corporation Reports Fiscal 2012 Second Quarter Results

MELBOURNE, Florida, January 31, 2012 — Harris Corporation (NYSE:HRS) reported revenue in the second quarter of fiscal 2012 of $1.45 billion compared with $1.44 billion in the prior-year quarter. GAAP net income was $133 million, or $1.16 per diluted share, compared with $151 million, or $1.18 per diluted share, in the prior year. Non-GAAP net income was $140 million, or $1.22 per diluted share, compared with $155 million, or $1.20 per diluted share, in the prior year. Revenue and earnings in the prior-year quarter benefited from $80 million in expedited shipments of tactical radios to equip MRAP vehicles. Non-GAAP net income excludes acquisition-related costs in both quarters. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 8, along with accompanying notes. Orders in the second quarter were $1.20 billion.

“Harris posted solid second quarter results with earnings per share in line with the prior year, despite orders and revenue being dampened by the constrained government spending environment,” said William M. Brown, president and chief executive officer. “The sequential increase in operating income for the company, driven by operating margin improvement in all of our segments, was encouraging. Cash flow from operations increased significantly compared to the previous quarter and the prior year, supporting expectations for strong cash flow again this year.”

RF Communications

Revenue for the RF Communications segment was $526 million compared with $545 million in the prior year. Tactical Communications revenue of $391 million reflected a significant increase in international revenue, which partially offset a decline in Department of Defense revenue. International revenue was driven by major deliveries to countries in Asia and Africa. Public Safety and Professional Communications revenue was $135 million and increased 14 percent over the prior year. Operating income for the RF Communications segment was $172 million compared with $189 million in the prior year.

Orders for the segment totaled $268 million, including $183 million in Tactical Communications and $85 million in Public Safety and Professional Communications. At the end of the second quarter, backlog was $581 million in Tactical Communications and $671 million in Public Safety and Professional Communications.

Orders in the quarter included $70 million from a country in Africa for Falcon II® radios for the next phase of a multi-year modernization program, bringing orders to a total of $257 million for this program that has a potential value of $400 million. Orders also included $11 million from the Brazilian Ministry of Defence for Falcon II and Falcon III® radios in support of multi-year modernization programs, bringing orders to a total of $29 million for these programs that have a potential opportunity in excess of $300 million over the next several years in this rapidly emerging market.

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Following the close of the quarter, Harris received a $235 million order from the Australian Department of Defence for Falcon II and Falcon III radios for the second phase of JP2072. This is the second order under this potential $500 million multi-year modernization program and brings orders to a total of $347 million for this program.

Integrated Network Solutions

Revenue for the Integrated Network Solutions segment was $526 million, an increase of 6 percent compared with $496 million in the prior year. Revenue benefited from the April 2011 acquisition of Schlumberger’s Global Connectivity Services business. On an organic basis, revenue declined 4 percent primarily as a result of weakness at IT Services.

Operating income for the segment was $16 million compared with $21 million in the prior year. Non-GAAP operating income, excluding acquisition-related costs, was $25 million and flat with the prior year, despite the combined loss of $8 million in Cyber Integrated Solutions and Healthcare Solutions.

New Indefinite Delivery Indefinite Quantity (IDIQ) contract vehicles awarded in the quarter included Connections II from the General Services Administration, with a total ceiling value of $5 billion, to deliver IT communications and networking solutions for U.S. federal government agencies worldwide; a five-year, $82 million contract with a classified customer to provide a fully-managed, end-to-end communications solution using both terrestrial and satellite capabilities; and a five-year, $31 million IT services subcontract for the U.S. Navy Cyber Forces Command OCONUS Navy Enterprise Network (ONE-Net).

Government Communications Systems

Revenue for the Government Communications Systems segment was $422 million and flat with the prior year. Operating income was $63 million compared with $59 million in the prior year. Operating margin was a strong 14.9 percent driven by a more favorable product mix and outstanding cost performance on fixed-priced programs.

New contract wins in the quarter included awards totaling $46 million over two years for avionics and other communications components for the F-35 fighter aircraft; a two-year, $18 million contract from a classified customer; and a follow-on contract for $11 million from the U.S. Air Force for telemetry modules. Harris has also been selected, as part of the Boeing team, to continue to provide critical communications capability for the U.S. Missile Defense Agency’s Ground-based Midcourse Defense (GMD) Development and Sustainment Contract.

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Earnings Guidance

The company reiterated its previous guidance for non-GAAP net income for fiscal 2012 in the range of $5.10 to $5.30 per diluted share ($4.92 to $5.12 per diluted share on a GAAP basis). Fiscal 2012 non-GAAP earnings guidance excludes acquisition-related costs. Fiscal 2012 revenue is now expected to be about $6 billion, compared to the previous range of $6.15 to $6.30 billion.

Harris will host a conference call today, January 31, at 8:30 a.m. Eastern Time (ET) to discuss its second quarter fiscal 2012 financial results. The dial-in numbers for the teleconference are (800) 901-5248 (U.S.) and (617) 786-4512 (International), using participant code 75982302. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants may listen to the call and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 12 p.m. ET on January 31.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $6 billion of annual revenue and about 17,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including net income and net income per diluted share for the second quarter of fiscal 2012 and the second quarter of fiscal 2011, in each case excluding charges for acquisition-related costs; the decrease in revenue for the Integrated Network Solutions segment for the second quarter of fiscal 2012 compared with the second quarter of fiscal 2011, adjusting for the impact of acquisitions; operating income for the Integrated Network Solutions segment for the second quarter of fiscal 2012 and the second quarter of fiscal 2011, in each case excluding charges for acquisition-related costs; and guidance for fiscal 2012 net income per diluted share, excluding charges for acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Attachments: Financial Statements (eight tables).

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Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2012; potential contract opportunities and awards; the potential value of contract awards; and statements regarding outlook, including expected revenue, orders, and cash flow. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general downturn in the global economy and U.S. government’s budget deficits and national debt; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, our managed satellite and terrestrial communications solutions; and changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

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Table 1

HARRIS CORPORATION

FY ’12 Second Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010

	(In millions, except per share amounts)
Revenue from product sales and services	$1,446.4	$1,438.5	$2,906.7	$2,843.9

Cost of product sales and services	(933.9)	(940.5)	(1,900.6)	(1,821.6)
Engineering, selling and administrative expenses	(286.4)	(255.2)	(577.3)	(510.4)
Non-operating income (loss)	2.9	(0.9)	3.6	(1.3)
Interest income	0.2	0.4	1.1	1.0
Interest expense	(28.2)	(20.4)	(56.2)	(38.2)

Income before income taxes	201.0	221.9	377.3	473.4
Income taxes	(68.7)	(70.8)	(123.9)	(158.4)

Net income	132.3	151.1	253.4	315.0
Noncontrolling interests, net of income taxes	0.8	—	1.3	—

Net income attributable to Harris Corporation	$133.1	$151.1	$254.7	$315.0

Net income per common share attributable to Harris Corporation common shareholders

Basic	$1.17	$1.19	$2.17	$2.46
Diluted	$1.16	$1.18	$2.16	$2.44

Cash dividends paid per common share	$0.28	$0.25	$0.56	$0.50

Basic weighted average common shares outstanding	112.4	125.9	116.1	126.3
Diluted weighted average common shares outstanding	112.8	126.8	116.5	127.3

Table 2

HARRIS CORPORATION

FY ’12 Second Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010

	(In millions)

Revenue
RF Communications	$525.7	$544.7	$1,022.8	$1,111.2
Integrated Network Solutions	526.4	495.9	1,080.6	937.5
Government Communications Systems	422.4	421.7	866.1	845.8
Corporate eliminations	(28.1)	(23.8)	(62.8)	(50.6)

	$1,446.4	$1,438.5	$2,906.7	$2,843.9

Income Before Income Taxes
Segment Operating Income:
RF Communications	$172.4	$189.3	$326.4	$417.8
Integrated Network Solutions	15.6	20.5	24.8	47.1
Government Communications Systems	62.9	59.4	126.0	104.0
Unallocated corporate expense	(22.0)	(22.0)	(40.6)	(47.7)
Corporate eliminations	(2.8)	(4.4)	(7.8)	(9.3)
Non-operating income (loss)	2.9	(0.9)	3.6	(1.3)
Net interest expense	(28.0)	(20.0)	(55.1)	(37.2)

	$201.0	$221.9	$377.3	$473.4

Table 3

HARRIS CORPORATION

FY ’12 Second Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Two Quarters Ended
	December 30, 2011	December 31, 2010

	(In millions)
Operating Activities
Net income	$253.4	$315.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129.3	96.2
Share-based compensation	16.6	26.1
Non-current deferred income taxes	(3.4)	9.8
(Increase) decrease in:
Accounts and notes receivable	(21.7)	62.1
Inventories	21.5	(1.5)
Increase (decrease) in:
Accounts payable and accrued expenses	(169.4)	(71.8)
Advance payments and unearned income	43.0	12.9
Income taxes	7.3	(46.8)
Other	1.4	(12.7)

Net cash provided by operating activities	278.0	389.3

Investing Activities
Net cash paid for acquired businesses	(14.0)	(518.0)
Cash paid for cost-method investment	—	(10.0)
Additions of property, plant and equipment	(111.3)	(101.0)
Additions of capitalized software	(11.2)	(7.2)

Net cash used in investing activities	(136.5)	(636.2)

Financing Activities
Proceeds from borrowings	364.9	689.0
Repayments of borrowings	(3.7)	(0.3)
Proceeds from exercises of employee stock options	6.2	10.5
Repurchases of common stock	(423.2)	(105.7)
Cash dividends	(64.5)	(64.0)

Net cash provided by (used in) financing activities	(120.3)	529.5

Effect of exchange rate changes on cash and cash equivalents	(1.1)	3.0

Net increase in cash and cash equivalents	20.1	285.6

Cash and cash equivalents, beginning of year	366.9	455.2

Cash and cash equivalents, end of quarter	$387.0	$740.8

Table 4

HARRIS CORPORATION

FY ’12 Second Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 30, 2011	July 1, 2011

	(In millions)

Assets

Cash and cash equivalents	$387.0	$366.9
Receivables	858.1	836.5
Inventories	701.3	720.8
Income taxes receivable	53.5	57.3
Current deferred income taxes	154.4	171.0
Other current assets	73.5	64.3
Property, plant and equipment	894.4	872.8
Goodwill	2,358.9	2,381.4
Intangible assets	472.1	502.4
Non-current deferred income taxes	36.3	5.7
Other non-current assets	182.7	193.7

	$6,172.2	$6,172.8

Liabilities and Equity

Short-term debt	$544.9	$180.0
Accounts payable	348.1	450.8
Compensation and benefits	206.6	266.2
Other accrued items	279.5	295.8
Advance payments and unearned income	275.8	232.8
Current deferred income taxes	0.9	—
Current portion of long-term debt	5.3	4.9
Non-current deferred income taxes	20.9	—
Long-term debt	1,883.2	1,887.2
Long-term contract liability	115.9	120.9
Other long-term liabilities	238.5	222.2
Equity	2,252.6	2,512.0

	$6,172.2	$6,172.8

HARRIS CORPORATION

FY ’12 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; cost of product sales and services; engineering, selling and administrative expenses; income before income taxes; income taxes; net income; net income attributable to Harris Corporation; and net income per diluted common share attributable to Harris Corporation common shareholders, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ’12 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statement of Income

(Unaudited)

	Quarter Ended December 30, 2011			Quarter Ended December 31, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)

Revenue from product sales and services	$1,446.4	$—	$1,446.4	$1,438.5	$—	$1,438.5

Cost of product sales and services	(933.9)	—	(933.9)	(940.5)	—	(940.5)
Engineering, selling and administrative expenses (A)	(286.4)	9.7	(276.7)	(255.2)	4.2	(251.0)
Non-operating income (loss)	2.9	—	2.9	(0.9)	—	(0.9)
Interest income	0.2	—	0.2	0.4	—	0.4
Interest expense	(28.2)	—	(28.2)	(20.4)	—	(20.4)

Income before income taxes	201.0	9.7	210.7	221.9	4.2	226.1
Income taxes (B)	(68.7)	(3.1)	(71.8)	(70.8)	(0.7)	(71.5)

Net income	132.3	6.6	138.9	151.1	3.5	154.6
Noncontrolling interests, net of income taxes	0.8	—	0.8	—	—	—

Net income attributable to Harris Corporation	$133.1	$6.6	$139.7	$151.1	$3.5	$154.6

Net income per diluted common share attributable to Harris Corporation common shareholders	$1.16	$0.06	$1.22	$1.18	$0.02	$1.20

	Two Quarters Ended December 30, 2011			Two Quarters Ended December 31, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)

Revenue from product sales and services	$2,906.7	$—	$2,906.7	$2,843.9	$—	$2,843.9

Cost of product sales and services	(1,900.6)	—	(1,900.6)	(1,821.6)	—	(1,821.6)
Engineering, selling and administrative expenses (A)	(577.3)	19.3	(558.0)	(510.4)	6.2	(504.2)
Non-operating income (loss)	3.6	—	3.6	(1.3)	—	(1.3)
Interest income	1.1	—	1.1	1.0	—	1.0
Interest expense	(56.2)	—	(56.2)	(38.2)	—	(38.2)

Income before income taxes	377.3	19.3	396.6	473.4	6.2	479.6
Income taxes (B)	(123.9)	(5.7)	(129.6)	(158.4)	(1.2)	(159.6)

Net income	253.4	13.6	267.0	315.0	5.0	320.0
Noncontrolling interests, net of income taxes	1.3	—	1.3	—	—	—

Net income attributable to Harris Corporation	$254.7	$13.6	$268.3	$315.0	$5.0	$320.0

Net income per diluted common share attributable to Harris Corporation common shareholders	$2.16	$0.11	$2.27	$2.44	$0.04	$2.48

Table 6

HARRIS CORPORATION

FY ’12 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Business Segment Information

(Unaudited)

	Quarter Ended December 30, 2011			Quarter Ended December 31, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)

Revenue
RF Communications	$525.7	$—	$525.7	$544.7	$—	$544.7
Integrated Network Solutions	526.4	—	526.4	495.9	—	495.9
Government Communications Systems	422.4	—	422.4	421.7	—	421.7
Corporate eliminations	(28.1)	—	(28.1)	(23.8)	—	(23.8)

	$1,446.4	$—	$1,446.4	$1,438.5	$—	$1,438.5

Income Before Income Taxes
Segment Operating Income:
RF Communications	$172.4	$—	$172.4	$189.3	$—	$189.3
Integrated Network Solutions (C)	15.6	9.7	25.3	20.5	4.2	24.7
Government Communications Systems	62.9	—	62.9	59.4	—	59.4
Unallocated corporate expense	(22.0)	—	(22.0)	(22.0)	—	(22.0)
Corporate eliminations	(2.8)	—	(2.8)	(4.4)	—	(4.4)
Non-operating income (loss)	2.9	—	2.9	(0.9)	—	(0.9)
Net interest expense	(28.0)	—	(28.0)	(20.0)	—	(20.0)

	$201.0	$9.7	$210.7	$221.9	$4.2	$226.1

	Two Quarters Ended December 30, 2011			Two Quarters Ended December 31, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)

Revenue
RF Communications	$1,022.8	$—	$1,022.8	$1,111.2	$—	$1,111.2
Integrated Network Solutions	1,080.6	—	1,080.6	937.5	—	937.5
Government Communications Systems	866.1	—	866.1	845.8	—	845.8
Corporate eliminations	(62.8)	—	(62.8)	(50.6)	—	(50.6)

	$2,906.7	$—	$2,906.7	$2,843.9	$—	$2,843.9

Income Before Income Taxes
Segment Operating Income:
RF Communications	$326.4	$—	$326.4	$417.8	$—	$417.8
Integrated Network Solutions (C)	24.8	19.3	44.1	47.1	6.2	53.3
Government Communications Systems	126.0	—	126.0	104.0	—	104.0
Unallocated corporate expense	(40.6)	—	(40.6)	(47.7)	—	(47.7)
Corporate eliminations	(7.8)	—	(7.8)	(9.3)	—	(9.3)
Non-operating income (loss)	3.6	—	3.6	(1.3)	—	(1.3)
Net interest expense	(55.1)	—	(55.1)	(37.2)	—	(37.2)

	$377.3	$19.3	$396.6	$473.4	$6.2	$479.6

Table 7

HARRIS CORPORATION

FY ’12 Second Quarter Summary

Reconciliation of FY ’12 GAAP Net Income per Diluted Share Guidance to

FY ’11 GAAP Net Income per Diluted Share and FY ’12 Non-GAAP Net Income per Diluted Share Guidance

(Unaudited)

	Fiscal Year
	2011 (Actual)	2012 (Guidance)

GAAP net income per diluted common share	$4.60	$4.92 to $5.12
Charges associated with acquisitions (D)	.29	.18

Non-GAAP net income per diluted common share	$4.89	$5.10 to $5.30

Table 8

HARRIS CORPORATION

FY ’12 Second Quarter Summary

FY ’12 Second Quarter Year-Over-Year Organic Revenue Growth Calculations

(Unaudited)

	Quarter Ended
	December 30, 2011	December 31, 2010	Percent Change

	(In millions)

Integrated Network Solutions Segment
GAAP revenue	$526.4	$495.9	6.2%
Impact of acquisitions (E)		51.5

Organic revenue	$526.4	$547.4	-3.8%

HARRIS CORPORATION

FY ’12 Second Quarter Summary

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Notes to tables 5 through 8:

Note A – Adjustments to engineering, selling and administrative expenses for the quarter ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”) and the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”) ($9.7 million combined). Adjustments to engineering, selling and administrative expenses for the two quarters ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($17.0 million combined) and Carefx Corporation (“Carefx”) ($2.3 million). Adjustments to engineering, selling and administrative expenses for the quarter and two quarters ended December 31, 2010 are due to integration and other costs associated with our acquisition of CapRock ($4.2 million and $6.2 million, respectively).

Note B – Adjustments to our income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.

Note C – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock and Schlumberger GCS ($9.7 million combined). Adjustments to our Integrated Network Solutions segment operating income for the two quarters ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($17.0 million combined) and Carefx ($2.3 million). Adjustments to our Integrated Network Solutions segment operating income for the quarter and two quarters ended December 31, 2010 are due to integration and other costs associated with our acquisition of CapRock ($4.2 million and $6.2 million, respectively).

Note D – Adjustments are for pre-tax charges of $46.6 million ($.29 per diluted common share) for fiscal 2011 related to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, the terrestrial network infrastructure assets of the government business of Core180, Inc. and Carefx; and estimated pre-tax charges of $29 million ($.18 per diluted common share) for fiscal 2012 related to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS and Carefx.

Note E – Adjustments relate to the revenue of Schlumberger GCS and Carefx for the quarter ended December 31, 2010.